Exhibit 99.d.3.i

AMENDMENT NO. 9 TO SCHEDULE A

SCHEDULE A

UBS RELATIONSHIP FUNDS

1.	UBS Global Securities Relationship Fund

2.	UBS Global Aggregate Bond Relationship Fund

3.	UBS Large-Cap Select Equity Relationship Fund

4.	UBS U.S. Large-Cap Value Equity Relationship Fund

5.	UBS Small-Cap Equity Relationship Fund

6.	UBS Emerging Markets Equity Relationship Fund

7.	UBS U.S. Core Plus Relationship Fund

8.	UBS U.S. Bond Relationship Fund

9.	UBS Short Duration Relationship Fund

10.	UBS Enhanced Yield Relationship Fund

11.	UBS U.S. Treasury Inflation Protected Securities Relationship Fund

12.	UBS Emerging Markets Debt Relationship Fund

13.	UBS Opportunistic Emerging Markets Debt Relationship Fund

14.	UBS Opportunistic High Yield Relationship Fund

15.	UBS Corporate Bond Relationship Fund

16.	UBS Absolute Return Investment Grade Bond Relationship Fund (formerly, UBS Absolute Return Bond Relationship Fund)

17.	UBS Emerging Markets Equity Completion Relationship Fund

18.	UBS U.S. Small-Mid Cap Growth Equity Relationship Fund

19.	UBS U.S. Equity Alpha Relationship Fund

20.	UBS Global Equity Relationship Fund

21.	UBS U.S. Smaller Cap Equity Completion Relationship Fund

22.	UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund

23.	UBS U.S. Large Cap Growth Equity Relationship Fund

24.	UBS U.S. Large-Cap Select Growth Equity Relationship Fund

25.	UBS Absolute Return Bond Relationship Fund

26.	UBS Global Ex-US Bond Relationship Fund

27.	UBS U.S. Equity Alpha Value Relationship Fund

28.	UBS Opportunistic Loan Relationship Fund

29.	UBS Global (ex-U.S.) All Cap Growth Relationship Fund

This Amendment No. 9 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds and UBS Global Asset Management (Americas) Inc. dated July 1, 2002 has been agreed to as of this 27th day of April , 2009 by the undersigned.

UBS RELATIONSHIP FUNDS		UBS RELATIONSHIP FUNDS

By:	/s/ Thomas Disbrow	By:	/s/ Joseph J. Allessie
Name:	Thomas Disbrow	Name:	Joseph J. Allessie
Title:	Treasurer & Principal Accounting Officer	Title:	Vice President & Assistant Secretary

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.		UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ John Moore	By:	/s/ Mark Kemper
Name:	John Moore	Name:	Mark Kemper
Title:	Treasurer	Title:	Executive Director & General Counsel